EXHIBIT 10.84

                        INTEGRATED HEALTH SERVICES, INC.
                              NON-EMPLOYEE DIRECTOR
                                 STOCK UNIT AND
                           DEFERRED COMPENSATION PLAN

                           (Effective January 1, 1999)

                                    * * * * *


          SECTION 1. Purpose. The purpose of the Plan is for the Company to compensate Non-Employee Directors of the Company and further align their interests with those of the Company's stockholders by providing such Directors with an opportunity to receive annual awards that fluctuate in value with the price of Company Stock (defined belwo as "Deferred Share Units") and to defer receipt of compensation for services rendered to the Company in the form of annual retainer and meeting fees. It is intended that the Plan shall aid the Company in retaining and attracting Non-Employee Directors whose abilities, experience and judgment can contribute to the continued progress of the Company.

          SECTION 2. Definitions.

          (a) "Beneficiary" means the person or persons (including legal entities) who have been designated in accordance with Section 18 hereof to receive benefits under this Plan following a Director's death.

          (b) "Board" means the Board of Directors of the Company.

          (c) A "Change in Control" of the Company shall be deemed to occur if:

               (1) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
          (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

               (2) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company; or

               (3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock other than



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pursuant  to a plan or  arrangement  entered  into  between  such person and the
Company; or

               (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any 1 1 reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.


          (d) "Company" means Integrated Health Services, Inc.

          (e) "Compensation" means a Non-Employee Director's Meeting Fees and Retainer.

          (f) "Date of Crediting" means, with respect to any Compensation deferred pursuant to Section 6 of the Plan, the first business day of the month following the date when such Compensation would otherwise be paid to a Non-Employee Director and, with respect to any annual grant of Deferred Share Units pursuant to Section 7, the date of grant as set forth in Section 7.

          (g) "Deferred Compensation" means all or any part of any Compensation payable to a director by the Company that is subject to an elective deferral under Section 8 of the Plan.

          (h) "Deferral Account" means the bookkeeping account established in the name of a Participant under the Plan and to which Deferred Compensation amounts and annual grants of Deferred Share Units with respect to such Participant are credited from time to time, as adjusted from time to time as provided in the Plan. The Deferral Account may be subdivided into a Deferred Share Unit Account, as defined in Section 5, to be credited with Deferred Share Units, and, if such option is permitted by the Board at its sole discretion, a Deferred Cash Account, as defined in Section 6, to be credited with cash and interest equivalents.

          (i) "Deferred Compensation Election Form" means the form pursuant to which Non-Employee Directors elect to defer Compensation under the Plan, payable in such form as the Board determines from time to time in its sole discretion.

          (j) "Deferred Share Unit" means a bookkeeping entry having a Fair Market Value equal to one (1) share of Stock as set forth in Section 7 of the Plan.

          (k) "Disability" means the inability of a Participant, as determined by the Board in its sole discretion, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of three (3) consecutive months.

          (l) "Distribution Commencement Date" shall mean the earlier of the Participant's death or retirement from the Board or the date of a Change in Control.



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          (m) "Effective Date" means the date the Plan becomes effective,  which date shall be January 1, 1999.

          (n) "Fair Market Value" of the Stock as of any date means the average closing sales price (or if there is no closing price, the sales price reported as of 4:00 p.m. New York City time) of the Stock over each of the last ten business days preceding such day, as reported through the consolidated transaction reporting system, or if prices for the Stock are not reported through such system, Fair Market Value shall be as determined by the Board in good faith.

          (o)  "Meeting  Fees"  means   Compensation  paid  by  the  Company  to
Non-Employee Directors for attendance at Board and committee meetings as well as fees paid for a telephonic Board or committee meeting.

          (p) "Non-Employee Director" means any member of the Board of Directors of the Company who is not an employee of the Company or of any subsidiary (as defined in Section 424 of the Internal Revenue Code) of the Company.

          (q) "Participant" means a Non-Employee Director who has become, is or was a Participant under the Plan pursuant to the provisions of Section 3.

          (r) "Plan" means the Integrated Health Services, Inc. Non-Employee Director Stock Unit and Deferred Compensation Plan, as set forth herein and as amended from time to time.

          (s) "Plan Year" means the calendar year.

          (t) "Retainer" means the annual fixed payment awarded by the Company to a Non-Employee Director for service on the Board.

          (u) "Stock" means the common stock of the Company, par value $.001 per share.

          (v) "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an "Unforeseeable Emergency" would depend on the facts of each case, but, in any case, payment may not be made in the event that such hardship is or may be relieved:

               (1)  through   reimbursement  or  compensation  by  insurance  or
          otherwise, or

               (2) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship.


          SECTION 3. Eligibility. Individuals eligible to participate in the Plan shall be limited solely to the Non-Employee Directors of the Company. A Non-Employee Director shall become a Participant in the Plan on the first day of the first Plan Year which commences on or after the Effective Date and after such individual becomes a Non-Employee Director. Pursuant to the foregoing, all persons serving as Non-Employee Directors of the Company as of the Effective Date shall become Participants in the Plan as of the Effective Date.



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SECTION 4. Administration.

          (a) The Plan shall be administered by the Board. The Board has complete fiduciary discretion and authority to construe and interpret the Plan; promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan; decide all questions of eligibility and benefits (including underlying factual determinations) under the Plan; and (subject to Section 21) adjudicate all claims and appeals relating to the Plan. The Board may designate persons other than members of the Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe; provided, however, the Board shall not delegate its authority to the extent that action of the Board or of a committee of the Board may be necessary in order to provide Plan transactions an exemption under Section 16(b) of the Securities Exchange Act of 1934 or other applicable law. Any action by the Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and Non-Employee Directors and any person(s) claiming under or through any Participants or Non-Employee Directors.


          (b) The Company will indemnify and hold harmless the Board and each member thereof against any cost or expense (including, without limitation, attorney's fees) or liability (including, without limitation, any sum paid in settlement of a claim with the approval of the Company) arising out of any act in connection with administration of the Plan, or omission to so act, except in the case of willful gross misconduct or gross negligence.


          SECTION 5. Deferred Share Unit Account.

          (a) "Deferred Share Unit" - A "Deferred Share Unit Account" shall be established in a Participant's name upon his or her first becoming eligible to participate in the Plan. Deferred Share Units and fractions thereof shall be credited to such Deferred Share Unit Account in an amount determined by dividing the amount to be credited to the Deferred Share Unit Account pursuant to Section 7 or Section 8 by the Fair Market Value on the Date of Crediting. For each Deferred Share Unit credited to a Participant's Account on account of a Participant's election to defer Compensation pursuant to Section 8, the Company shall credit an additional one-fifth (1/5th) of a Deferred Share Unit. Any transfer of a Deferred Cash Account Balance, or portion thereof, to a Deferred Share Unit Account, pursuant to Section 6, shall be reflected as a credit to such Deferred Share Unit Account of an amount of Deferred Share Units and fractions thereof determined by dividing the balance to be transferred by the Fair Market Value on the last day of the month in which the transfer is made. Upon the occurrence of any stock split, stock dividend, combination or reclassification with respect to any outstanding series or class of stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, the number of Deferred Share Units in each Deferred Share Unit Account shall, to the extent deemed appropriate by the Board, be appropriately and proportionately adjusted.

(b) "Dividend Equivalents" -- To the extent dividends are paid on any outstanding Stock, dividend equivalents and fractions thereof shall be calculated with respect to balances of Deferred Share Units in any Deferred Share Unit Account and credited to the appropriate Deferred Share Unit Account as of the Stock dividend payment date. The number of Deferred Share Units to be credited as of each such date shall be determined by dividing the amount or



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value (as  determined  by the Board) of the  dividend  payable on that number of shares of Stock equal to the number of Deferred Share Units in the Deferred Share Unit Account as of the dividend record date, by the Fair Market Value on the dividend payment date. The Participant's Deferred Share Unit Account shall continue to earn such dividend equivalents until fully distributed.

          SECTION 6. Deferred Cash Account.

          (a) "Deferred Cash Account" -- Unless otherwise provided by the Board in its sole discretion, a Participant may elect to defer Compensation for a Plan Year pursuant to Section 8 through credits to a "Deferred Cash Account" under the Plan. The amount of Compensation being deferred under this option will be credited to this account as of the Date of Crediting. The Board may also, at its sole discretion, allow the transfer of Deferred Share Unit Account balances, or a portion thereof, to a Deferred Cash Account with respect to any Participant who has ceased to serve on the Board, provided that such transfer may occur only as of the last day of a Plan Year and provided further that such Participant must elect to make such transfer before December 1 of the Plan Year. Any transfer of Deferred Share Units from a Deferred Share Unit Account to a Deferred Cash Account shall be reflected as a deduction from the Deferred Share Unit Account of a certain number of Deferred Share Units and a credit to the Deferred Cash Account reflecting the Fair Market Value of that same certain number of shares of Stock as of the last day of the preceding Plan Year. The Board may also, at its sole discretion, allow the transfer of a Participant's Deferred Cash Account balance or a portion thereof to a Deferred Share Unit Account, provided that such transfer may occur only as of the last day of any month. Any transfer from a Deferred Cash Account to a Deferred Share Unit Account shall be reflected as a deduction of an amount from the Deferred Cash Account and a credit to the Deferred Share Unit Account of Deferred Share Units having an equivalent Fair Market Value on the date of the transfer.

          (b) "Interest Equivalents" -- Interest equivalents shall be credited as of the last day of any Plan Year on amounts credited to any Deferred Cash Account. Such equivalents shall be based on the prime rate, as posted by the Company's primary lending bank, in effect on the first business day of the Plan Year (and shall be calculated, with respect to amounts credited prior to such year, for the entire year, or with respect to amounts credited during such year, for the number of days from the Date of Crediting). At distribution or transfer of any amounts out of a Deferred Cash Account, interest equivalents shall be similarly calculated on the amount so distributed or transferred, based on prime rates from the first day of the Plan Year in which the distribution is made, or if later from the Date of Crediting of the amount distributed or transferred, and added to the total so distributed or transferred. The crediting of interest equivalents to the Participant's Deferred Cash Account shall continue until the balance in such account is fully distributed. Notwithstanding anything to the contrary in this Section 6, all distributions will be made in accordance with
Section 9.

          SECTION 7. Annual Deferred Share Unit Grants. On the first day of each of the first four (4) Plan Years in which a Non-Employee Director is a Participant in the Plan (any such date, a Date of Crediting), provided that on such date the Participant continues to serve as a Non-Employee Director, the Deferred Share Unit Account of such Participant shall be credited with a



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number Deferred Share Units  determined by dividing  $250,000 by the Fair Market
Value as of the Date of Crediting. For each Non-Employee Director of the Company as of the Effective Date, the first Date of Crediting shall be the Effective Date. Notwithstanding the foregoing, if any Participant ceases to serve as a director of the Company during a Plan Year other than in connection with a Change of Control, there shall be deducted from his or her Deferred Share Unit Account a number of Deferred Share Units determined by multiplying the number of Deferred Share Units credited to his or her Deferred Share Unit Account on the first day of such Plan Year by a fraction, the numerator of which is the number of days from the most recent anniversary of the date such individual first became a Non-Employee Director to the date of such individual's cessation of service as a director of the Company and the denominator of which is 365. No Participant shall be awarded more than four grants of Deferred Share Units, such that no Participant shall be awarded Deferred Share Units equivalent to Stock with a Fair Market Value exceeding $1,000,000 as of the Dates of Crediting for such grants.

          SECTION  8.  Participation:  Elective  Deferrals.

          (a) A Non-Employee Director may elect to defer all of a portion of his or her Compensation for a particular Plan Year in which he or she is or will be a Participant, and for such deferrals to be credited to the Participant's Deferral Accounts, by executing a Deferred Compensation Election Form and delivering such form to the Company before the commencement of such Plan Year. To participate in the Plan during the year in which the Plan is first implemented, the Participant must make an election to defer Compensation for services to be performed subsequent to the election within 45 days after the effective date of the Plan. To participate in the Plan during the first year in which a Participant becomes eligible to participate in the Plan (other than the year in which the Plan is first implemented), the new Participant must make an election to defer Compensation for services to be performed subsequent to the election within 30 days after the date the new Participant becomes eligible. Such election shall:

          (i) contain a statement that the Participant elects to defer a portion of the Participant's Compensation (up to 100% thereof, in increments of 10%) for a specified Plan Year that becomes payable to the Participant after the filing of such election;

          (ii)  apply  only  to  the  Compensation   otherwise  payable  to  the
Participant  during the Plan Year for which such  election is made;  and

          (iii) be irrevocable with respect to the Plan Year to which it applies. Unless the Board determines not to allow deferrals to a Deferred Cash Account pursuant to Section 6, the Participant may elect to have the Deferred Compensation credited to the Deferred Share Unit Account or the Deferred Cash Account. Any such deferred amounts shall be credited to the Participant's
Deferral Account as provided in Section 5 and/or Section 6 hereof, as appropriate. Any such investment election shall be irrevocable for the Deferred Compensation or other contribution to which it relates. Upon receipt of a Participant's Deferred Compensation Election Form, the Company shall establish as an accounting entry an individual Deferral Account for such Participant.

          SECTION  9.   Payment  of   Deferral   Accounts.   The  balance  in  a
Participant's Deferral Accounts shall be paid as provided in this Section 9 to a Participant, or, in the case of any


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Participant's  death prior to retirement  from the Board,  to the  Participant's designated Beneficiary(ies), following the Distribution Commencement Date. Payment shall be made in one of the following forms as determined by the Company's in its sole discretion: (a) a single lump sum payment made not more than thirty (30) days following the Distribution Commencement Date, or (b) an annuity paid over a number of years selected by the Company (but not for more years than the expected life of the Participant) and commencing not later than thirty (30) days following the Distribution Commencement Date. At the Company's election, payments may be made in cash or in the form of Stock that is not subject to any transfer or sale restrictions under the Securities Act of 1933.


      SECTION 10. Distribution in Cases of Hardship. The Board in its sole discretion may make distributions to a Participant from the balances in such Participant's Deferral Account upon a showing by such Participant that an Unforeseeable Emergency has occurred. Such distributions shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency.

      SECTION 11. Change of Control. Upon the occurrence of a Change of Control, the Deferred Share Unit Account of each Participant whose Deferred Share Unit Account as of the date of the Change of Control has not been credited with four annual grants of Deferred Share Units shall be credited with an amount of Deferred Share Units determined by subtracting the grant date Fair Market Value of all previous annual Deferred Share Unit grants to the Participant's Deferred Share Unit Account from $1,000,000, and dividing such amount by the Fair Market Value as of the date of the Change of Control.

      SECTION 12. Amendment. The Plan may be amended, modified or terminated at any time, for any reason, without notice, by the Board except that, without the consent of the Participant (or, if the Participant is deceased, his or her beneficiary(ies)), no such amendment, modification or termination shall have a material adverse effect on the accrued balance of any Participant's Deferral Account as of the effective date of any such amendment, modification or termination.

      SECTION 13. Company's Obligations Unfunded. ALL BENEFITS DUE A PARTICIPANT OR A BENEFICIARY UNDER THIS PLAN ARE UNFUNDED AND UNSECURED AND ARE PAYABLE SOLELY OUT OF THE GENERAL FUNDS OF THE COMPANY. The Company, in its sole and absolute discretion, may establish a "grantor trust" for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an "unfunded plan" for purposes of the Internal Revenue Code. Such trust shall make distributions in accordance with the terms of the Plan.

      SECTION 14. Stock Subject to the Plan. Pursuant to the payment option available under the Plan as specified in Section 9, the Company has the right to reserve the appropriate number of shares as may be necessary to fund distributions hereunder. The shares to be delivered under the Plan may consist of authorized but unissued Stock or Stock reacquired by the Company, including shares purchased in the open market.



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      SECTION 15. Restrictions on Alienation.  No amount deferred or credited to any account under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or charge the same shall be void; nor shall any amount be in any manner subject to any claims for the debts, contracts, liabilities, engagements or
torts  of  the  Participant  (or  the  Participant's   beneficiary  or  personal
representative) entitled to such benefit. No Participant shall be entitled to borrow at any time any portion of the Participant's account balances under the Plan.

      SECTION 16. Withholding. There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any Federal, state or local taxing authority. The Participants, their beneficiaries and personal representatives shall bear any and all Federal, foreign, state or local income or any other tax imposed on amounts paid under the Plan.

      SECTION 17. Directors Bound by Terms of the Plan. By consenting to become and continue to serve as a director, each Non-Employee Director shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan. Such terms and consent shall also apply to and be binding upon the beneficiaries, personal representatives and other successors in interest of each Non-Employee Director. Each Non-Employee Director shall receive a copy of the Plan.

      SECTION 18. Designation of Beneficiary(ies). Each Participant under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan becomes payable on, after or as a result of the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Board and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal allocations unless the Participant has expressly designated otherwise, in which case the payments shall be made in the
allocations   designated  by  the   Participant.

      SECTION 19. Severability of Provisions. In the event any provision of the Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid. The Plan shall be binding upon and inure to the benefit of (a) the Company and its respective successors and assigns, and (b) each Non-Employee Director, his or her designee(s), beneficiary(ies) and estate. Nothing in the Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation, or engaging in any other corporate transaction.

      SECTION 20. Governing Laws and Interpretation. The Plan shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of Delaware. This Plan shall not be interpreted as either an employment or trust agreement.


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      SECTION 21.  Arbitration.  Except as otherwise  provided in this Plan, any controversy between the parties arising out of this Plan shall be submitted, at the initiation of either party, to the American Arbitration Association under its Commercial Arbitration Rules for confidential and binding arbitration. The arbitration shall be held in Baltimore, Maryland, or such other location where the Company may have its corporate headquarters, using a single arbitrator. The arbitrator shall be selected by the Company, provided that if a Change of Control has occurred on or before the date such controversy is submitted for arbitration, the arbitrator shall be selected by the Participant (or his
beneficiary(ies)).   The  costs  of  the  arbitration,  including  any  American
Arbitration Association administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Each side shall bear its own attorney fees. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Plan nor to grant punitive, special, extracontractual or consequential damages or any other remedy which is either prohibited by the terms of this Plan, or not available in a court of law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the Plan is hereby adopted by the Company on this ____ day of December 1998.

                                       INTEGRATED HEALTH SERVICES, INC.
                                       By:______________________________________

                                       Title:___________________________________




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